EXHIBIT 3
                               AFFILIATE AGREEMENT







                                     (Date)

National Commerce Bancorporation
One Commerce Square
Memphis, TN  38150
Attention:        William R. Reed
                  Vice Chairman

Dear Mr. Reed:

                  The undersigned is a shareholder of Piedmont Bancorp, Inc. ("PBI"), a corporation organized and existing under the laws of the State of North Carolina, and will become a shareholder of National Commerce Bancorporation ("NCBC") pursuant to the transactions described in the Agreement and Plan of Reorganization, dated as of December 27, 1999, (the "Agreement"), by and between NCBC and PBI. Under the terms of the Agreement, PBI will be merged with and into NCBC (the "Merger"), and the shares of the no par value common stock of PBI ("PBI Common Stock") will be converted into and exchanged for shares of the $2.00 par value common stock of NCBC ("NCBC Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and NCBC regarding rights and obligations of the undersigned in connection with the shares of NCBC to be received by the undersigned as a result of the Merger.

                  In consideration of the Merger and the mutual covenants contained herein, the undersigned and NCBC hereby agree as follows:

                  1. Affiliate Status. The undersigned understands and agrees that the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

                  2. Initial Restriction on Disposition. The undersigned agrees that the undersigned will not sell, transfer, or otherwise dispose of the undersigned's interests in or reduce the undersigned's risk relative to, any of the shares of NCBC Common Stock into which the undersigned's shares of PBI Common Stock are converted upon consummation of the Merger until such time as the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of NCBC and PBI. NCBC agrees that it will publish such results within 45 days after the end of the first fiscal quarter of NCBC containing the required period of post-Merger combined operations.

                  3. Covenants and Warranties of Undersigned. The undersigned represents, warrants, and agrees that:

                  (a) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of the undersigned's interests in, or reduced the undersigned's risk relative to, any of the shares of PBI Common Stock beneficially owned by the undersigned as of the date of the Shareholder's Meeting of PBI held to approve the Merger.

                  (b) The NCBC Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or part.

                  (c) NCBC has informed the undersigned that any distribution by the undersigned of NCBC Common Stock has not been registered under the 1933 Act and that shares of NCBC Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exists or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that NCBC is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of NCBC Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

                  (d) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 8 hereof to have all shares of PBI Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the Effective Date of the Merger and not in the name of any banker, broker-dealer, nominee, or clearinghouse.

                  (e) The undersigned is aware that NCBC intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as NCBC for federal income tax purposes. The undersigned acknowledged that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under Section 368 of the Code. This requirement is satisfied if, taking into account those PBI shareholders who receive cash in lieu of fractional shares, there is not a plan, or intention on the part of the PBI shareholders to sell or otherwise dispose of the NCBC Common Stock to be received in the Merger. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of his NCBC Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

                  4. Restrictions on Transfer. The undersigned understands and agrees that stop order instructions with respect to the shares of NCBC Common Stock received by the undersigned pursuant to the Merger will be given to NCBC's Transfer Agent and that there will be placed on the certificates of such shares, or shares issued in substitution thereof, a legend stating in substance:

                  "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as National Commerce Bancorporation ("NCBC") has published the financial results covering at least 30 days of combined  operations  after the  effective  date of the merger through  which  the  business  combination  was  effected.  In addition,  the shares  represented by this certificate may not be sold,  transferred,  or  otherwise  disposed  of  except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i)Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of NCBC) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of NCBC) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for NCBC that such sale or offer is otherwise exempt from the registration requirements of such Act."

                  Such legend will also be placed on any certificate representing NCBC securities issued subsequent to the original issuance of the NCBC Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend , stock split, or other recapitalization as long as the NCBC Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such a manner to justify the removal of the legend therefrom. Upon the request of the undersigned, NCBC shall cause the certificates representing the shares of NCBC Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to delete restrictions applicable to the NCBC Common Stock received by the undersigned pursuant to the Merger, or upon the expiration of the restrictive period set forth in Rule 145(d), NCBC, upon the request of the undersigned, will cause the certificates representing the shares of NCBC Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145 (d) upon receipt by NCBC of an opinion of its counsel to the effect that such legend may be removed.

                  5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of NCBC Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel or PBI.
                  6. Filing of Reports by NCBC. NCBC agrees, for a period of three years after the Effective Time of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provision of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of NCBC Common Stock issued to the undersigned pursuant to the Merger.

                  7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of NCBC Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for NCBC Common Stock together with such additional information as the transfer agent may reasonably request. If NCBC's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), NCBC shall cause such counsel to provide such opinions as may be necessary to NCBC's transfer agent so that the undersigned may complete the proposed sale or transfer.

                  8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of PBI and NCBC that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of NCBC or becomes a director or officer of NCBC upon consummation of the Merger, among other things, any sale of NCBC Common Stock by the undersigned within a period of less that six months following the Effective Time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

                  9. Miscellaneous. This Affiliate Agreement is the complete agreement between NCBC and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth here in or such other address as shall be furnished in writing by the parties.

                  10. Governing Law. This Affiliate Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

                  This Affiliate Agreement is executed as of the ______ day of _____________, 2000.


                                                By:   _________________


Address:

_____________________
_____________________
_____________________




[Add below the signatures of all registered owners of shares deemed beneficially owned by the Affiliate.]


Name:
_____________________



Name:
_____________________



Name:
_____________________


AGREED TO AND ACCEPTED as of this ________        day of  _______________, 2000.


                                                NATIONAL COMMERCE BANCORPORATION


                                                By:  _______________
                                                     William R. Reed
                                                     Vice Chairman